EXHIBIT 99.1

China Crescent Enterprises, Inc. CEO Danner to Move to New Role and Introduce New CEO to Lead Company to $100 Million Profitable 2010 Revenue Objective

DALLAS, TX, Jan. 28, 2010 (Marketwire) --

DALLAS, TX -- (Marketwire) -- 01/28/10 -- China Crescent Enterprises, Inc. (OTCBB: CCTR) has scheduled an on-demand Webcast for Thursday, February 4, 2010 to provide a review of the 2010 strategic kickoff in China and Singapore that concluded yesterday. Management is also expected to present on the Company's more than $100 million contract pipeline in China and the Company's $100 million 2010 revenue objective. Paul K. Danner, the current CEO of China Crescent, is also expected to introduce the Company's next CEO, a talented executive with extensive technology industry experience who is being promoted from within the Company ranks. Mr. Danner will remain within the family of companies that includes China Crescent, serving in a more global role. Further details on his new worldwide responsibilities will also be included in the Webcast. A link to the Webcast is slated to be published on the corporate website www.chinacrescent.com upon release on Thursday, February 4th.

China Crescent is a systems integration service provider that markets technology outsourcing services in China including the sale and service of brand name technologies such as Microsoft, Oracle, Cisco, IBM, HP and Dell. Following a recent strategic acquisition, the Company has expanded its business line to include original design manufacturing (ODM). China Crescent reported over $40 million in profitable revenue in 2008. The Company has reported record profits through the first 9 months of 2009 and anticipates reporting record profit in the 2009 annual report. Management has set a goal of reaching $100 million in revenue in 2010.

2010 Virtual Town Hall Available Online

Separately, China Crescent released the Company's 2010 Virtual Town Hall last Friday, January 22, 2010 which is now available on the corporate website www.chinacrescent.com. In the Town Hall videocast presentation, China Crescent CEO Paul K. Danner provides a review of the Company's 2009 performance and successful launch of its Outsourcing Services including two substantial, long-term contracts. Additionally, the presentation provides an overview of recently announced plans to expand into new business lines, the acquisition of a China Radio Technology Ltd subsidiary and the strategy to reach $100 million in 2010 revenue.

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About China Crescent Enterprises, Inc. (www.chinacrescent.com)


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China Crescent Enterprises, Inc. reported over $40 million in profitable revenue in 2008. The Company is a technology leader in the rapidly developing Chinese market specializing today in software engineering, high quality software development and digital multimedia outsourcing services delivered to customers globally. At the same time, the firm is a systems integrator and value added reseller of major global hardware brands in the Chinese domestic market.

Headquartered in Dallas with operations in Shanghai and Beijing, China Crescent bridges the gap between Western and Eastern business cultures to assist Western clients in realizing the advantages of the high quality, low cost technology products and services available from China. China Crescent also assists Western clients in localizing products and services to realize the tremendous growth potential available by expanding into the Chinese Market.

"SAFE HARBOR STATEMENT" UNDER THE PRIVATE SECURITIES LITIGATION
REFORM ACT OF 1995

This press release contains forward-looking statements that involve risks and uncertainties. The statements in this release are forward-looking statements that are made pursuant to safe harbor provision of the Private Securities Litigation Reform Act of 1995. Actual results, events and performance could vary materially from those contemplated by these forward-looking statements. These statements involve known and unknown risks and uncertainties, which may cause China Crescent's actual results in future periods to differ materially from results expressed or implied by forward-looking statements. These risks and uncertainties include, among other things, product demand and market competition. You should independently investigate and fully understand all risks before making investment decisions.

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Contact:
China Crescent Enterprises, Inc.
ir@chinacrescent.com
214-722-3060